Exhibit 99.1
Super Micro Computer, Inc. Announces 4th Quarter 2015 Financial Results
SAN JOSE, Calif., August 4, 2015 (BUSINESS WIRE) -- Super Micro Computer, Inc. (NASDAQ:SMCI), a global leader in high-performance, high-efficiency server, storage technology and green computing, today announced fourth quarter and full-year financial results for the fiscal year ended June 30, 2015.
Fiscal 4th Quarter Highlights

•	Quarterly net sales of $573.6 million, up 21.7% from the third quarter of fiscal year 2015 and up 34.0% from the same quarter of last year.

•	GAAP net income of $26.7 million, up 15.8% from the third quarter of fiscal year 2015 and up 61.4% from the same quarter of last year.

•	GAAP gross margin of 15.6%, down from 16.3% in the third quarter of fiscal year 2015 and up from 15.5% in the same quarter of last year.

•	Server solutions accounted for 61.7% of net sales compared with 64.1% in the third quarter of fiscal year 2015 and 55.2% in the same quarter of last year.

Net sales for the fourth quarter ended June 30, 2015 totaled $573.6 million, up 21.7% from $471.2 million in the third quarter of fiscal year 2015. No customer accounted for more than 10% of net sales during the quarter ended June 30, 2015.
GAAP net income for the fourth quarter of fiscal year 2015 was $26.7 million or $0.51 per diluted share, an increase of 61.4% from net income of $16.5 million, or $0.34 per diluted share in the same period a year ago. Included in net income for the quarter is $4.0 million of stock-based compensation expense (pre-tax). Excluding this item and the related tax effect, non-GAAP net income for the fourth quarter was $30.0 million, or $0.57 per diluted share, compared to non-GAAP net income of $19.4 million, or $0.40 per diluted share, in the same quarter of the prior year. On a sequential basis, non-GAAP net income increased from the third quarter of fiscal year 2015 by $5.1 million or $0.10 per diluted share.
GAAP gross margin for the fourth quarter was 15.6% compared to 15.5% in the same period a year ago. Non-GAAP gross margin for the fourth quarter was 15.7% compared to 15.6% in the same period a year ago. GAAP gross margin and Non-GAAP gross margin for the third quarter of fiscal year 2015 were both 16.3%.
The Company's cash and cash equivalents and short and long term investments at June 30, 2015 were $98.1 million compared to $99.6 million at June 30, 2014. Free cash flow for the year ended June 30, 2015 was $(79.7) million, primarily due to an increase in the Company's cash used by operating activities and the development and construction of improvements on the Company's property, which is completed in the beginning of August 2015.
Fiscal Year 2015 Summary
Net sales for the fiscal year ended June 30, 2015 were $1,991.2 million, up 35.7% from $1,467.2 million for the fiscal year ended June 30, 2014. GAAP net income for fiscal year 2015 increased to $101.9 million, or $2.03 per diluted share, an increase of 88.1% from $54.2 million, or $1.16 per diluted share, for fiscal year 2014. Excluding $9.7 million of stock based-compensation expense and related tax effect, non-GAAP net income for the fiscal year 2015 was $111.6 million or $2.15 per diluted share, an increase of 77.4% compared to $62.9 million or $1.34 per diluted share for fiscal year 2014.
Business Outlook & Management Commentary
The Company expects net sales of $520 million to $580 million for the first quarter of fiscal year 2016 ending September 30, 2015. The Company expects non-GAAP earnings per diluted share of approximately $0.49 to $0.59 for the first quarter.
“Supermicro delivered record revenues in the fourth quarter of 34% growth over last year and posting $1.99 billion for the full fiscal year 2015 which was 35.7% above last year. Revenue related to our storage solutions grew 79% year over year in the fourth quarter as storage has become a strategic growth segment with contributions from both traditional and next generation storage solutions. Our FatTwin solutions were also a key growth driver this quarter with over 100% growth year over year and sales of our new MicroBlade solutions grew strongly for a new product category,” said Charles Liang, Chairman and CEO. “Looking to 2016 we have never been stronger in terms of leading products like Ultra, GPU/Xeon Phi, Storage, MicroBlade, and our software and service offerings. In order to support our growth, we are in the process of completing a 30% capacity addition in our San Jose and Europe manufacturing operations. We believe that we are well positioned for continued growth and market share gains.”
It is currently expected that the outlook will not be updated until the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. However, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.
Conference Call Information
Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. To participate in the conference, please call 1-888-437-9445 (International callers dial 1-719-325-2281) 10 minutes prior. A recording of the conference will be available until 11:59 pm (Eastern Time) Tuesday, August 18, 2015 by dialing 1-877-870-5176 (international callers dial 1-858-384-5517) and entering replay PIN 5322120. The live web cast and recording of the call will be available on the Investor Relations section at www.supermicro.com two hours after the conference conclusion. They will remain available until the Company's next earnings call.
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.
Use of Non-GAAP Financial Measures
Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.
About Super Micro Computer, Inc.
Supermicro® (NASDAQ: SMCI), a global leader in high-performance, high-efficiency server technology and innovation is a premier provider of end-to-end green computing solutions for Data Center, Cloud Computing, Enterprise IT, Hadoop/Big Data, HPC and Embedded Systems worldwide. Supermicro's advanced Server Building Block Solutions® offer a vast array of components for building energy-efficient, application-optimized, computing solutions. Architecture innovations include Twin, FatTwin™, MicroCloud, MicroBlade, SuperBlade®, Double-sided Storage®, Battery Backup Power (BBP®) modules and WIO/UIO. Products include servers, blades, GPU systems, workstations, motherboards, chassis, power supplies, storage, networking, server management software and SuperRack® cabinets/accessories delivering unrivaled performance and value.
Founded in 1993 and headquartered in San Jose, California, Supermicro is committed to protecting the environment through its "We Keep IT Green®" initiative. The Company has global logistics and operations centers in Silicon Valley (USA), the Netherlands (Europe) and its Science & Technology Park in Taiwan (Asia).
Supermicro, FatTwin, UltraTwin, TwinPro, SuperBlade, Double-Sided Storage, BBP, SuperRack, Building Block Solutions and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc. All other brands, names and trademarks are the property of their respective owners.

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	June 30,	June 30,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$95,442	$96,872
Accounts receivable, net	322,594	212,738
Inventory	463,493	315,837
Deferred income taxes – current	17,863	16,842
Prepaid income taxes	7,507	5,555
Prepaid expenses and other current assets	7,516	6,237
Total current assets	914,415	654,081
Long-term investments	2,633	2,647
Property, plant and equipment, net	163,038	130,589
Deferred income taxes – noncurrent	4,497	6,154
Other assets	5,226	2,854
Total assets	$1,089,809	$796,325

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$299,774	$219,354
Accrued liabilities	46,743	37,564
Income taxes payable	14,111	11,414
Short-term debt and current portion of long-term debt	93,479	42,554
Total current liabilities	454,107	310,886
Long term debt-net of current portion	933	3,733
Other long-term liabilities	15,684	12,475
Total liabilities	470,724	327,094
Stockholders' equity:
Common stock and additional paid-in capital	247,081	199,062
Treasury stock (at cost)	(2,030)	(2,030)
Accumulated other comprehensive loss	(80)	(63)
Retained earnings	373,950	272,087
Total Super Micro Computer Inc. stockholders' equity	618,921	469,056
Noncontrolling interest	164	175
Total stockholders' equity	619,085	469,231
Total liabilities and stockholders' equity	$1,089,809	$796,325

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2015	2014	2015	2014
Net sales	$573,594	$428,069	$1,991,155	$1,467,202
Cost of sales	483,828	361,672	1,670,924	1,241,657
Gross profit	89,766	66,397	320,231	225,545
Operating expenses:
Research and development	27,741	23,023	100,257	84,257
Sales and marketing	14,195	10,755	48,851	38,012
General and administrative	7,043	6,079	24,377	23,017
Total operating expenses	48,979	39,857	173,485	145,286
Income from operations	40,787	26,540	146,746	80,259
Interest and other income, net	23	19	115	92
Interest expense	(309)	(222)	(965)	(757)
Income before income tax provision	40,501	26,337	145,896	79,594
Income tax provision	13,799	9,788	44,033	25,437
Net income	$26,702	$16,549	$101,863	$54,157
Net income per common share:
Basic	$0.56	$0.37	$2.19	$1.24
Diluted	$0.51	$0.34	$2.03	$1.16
Weighted-average shares used in calculation of net income per common share:
Basic (a)	47,327	45,017	46,434	43,599
Diluted (b)	51,990	48,317	50,094	46,512

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2015	2014	2015	2014
Cost of sales	$250	$215	$901	$941
Research and development	2,495	1,790	8,643	6,783
Sales and marketing	405	335	1,553	1,260
General and administrative	822	539	2,602	2,078

SUPER MICRO COMPUTER, INC
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(In thousands)
(Unaudited)
	Fiscal Year Ended June 30,
	2015	2014
OPERATING ACTIVITIES:
Net income	$101,863	$54,157
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	8,133	6,364
Stock-based compensation expense	13,699	11,062
Excess tax benefits from stock-based compensation	(8,089)	(2,992)
Allowance for doubtful accounts	326	1,476
Provision for inventory	5,928	2,254
Exchange gain	(675)	(96)
Deferred income taxes, net	632	65
Changes in operating assets and liabilities:
Accounts receivable, net	(110,182)	(64,874)
Inventory	(153,584)	(63,921)
Prepaid expenses and other assets	(2,741)	618
Accounts payable	75,520	46,298
Income taxes payable, net	11,951	10,880
Accrued liabilities	9,551	3,293
Other long-term liabilities	3,032	1,954
Net cash provided by (used in) operating activities	(44,636)	6,538

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(35,100)	(40,567)
Investment in a privately held company	(661)	—
Restricted cash	(416)	406
Net cash used in investing activities	(36,177)	(40,161)

FINANCING ACTIVITIES:
Proceeds from debt	84,900	17,354
Repayment of debt	(36,000)	(6,320)
Proceeds from exercise of stock options	23,338	23,928
Excess tax benefits from stock-based compensation	8,089	2,992
Payment of obligations under capital leases	(134)	(47)
Advances (payments) under receivable financing arrangements	33	(4)
Minimum tax withholding paid on behalf of employees for restricted stock awards	(175)	(681)
Net cash provided by financing activities	80,051	37,222
Effect of exchange rate fluctuations on cash	(668)	235
Net increase (decrease) in cash and cash equivalents	(1,430)	3,834
Cash and cash equivalents at beginning of period	96,872	93,038
Cash and cash equivalents at end of period	95,442	96,872
Supplemental disclosure of cash flow information:
Cash paid for interest	933	757
Cash paid for taxes, net of refunds	30,671	13,096
Non-cash investing and financing activities:
Equipment purchased under capital leases	442	283
Accrued costs for property, plant and equipment purchases	6,826	2,021

SUPER MICRO COMPUTER, INC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2015	2014	2015	2014
GAAP GROSS PROFIT	$89,766	$66,397	$320,231	$225,545
Add back stock-based compensation (c)	250	215	901	941
Non-GAAP GROSS PROFIT	$90,016	$66,612	$321,132	$226,486

GAAP GROSS MARGIN	15.6%	15.5%	16.1%	15.4%
Add back stock-based compensation (c)	0.1%	0.1%	0.0%	0.0%
Non-GAAP GROSS MARGIN	15.7%	15.6%	16.1%	15.4%

GAAP INCOME FROM OPERATIONS	$40,787	$26,540	$146,746	$80,259
Add back stock-based compensation (c)	3,972	2,879	13,699	11,062
Non-GAAP INCOME FROM OPERATIONS	$44,759	$29,419	$160,445	$91,321

GAAP NET INCOME	$26,702	$16,549	$101,863	$54,157
Add back stock-based compensation (c)	3,972	2,879	13,699	11,062
Add back adjustments to tax provision (d)	(681)	(31)	(3,955)	(2,303)
Non-GAAP NET INCOME	$29,993	$19,397	$111,607	$62,916

GAAP NET INCOME PER COMMON SHARE – BASIC (a)	$0.56	$0.37	$2.19	$1.24
Add back stock-based compensation and adjustments to tax provision (c) (d)	0.07	0.06	0.21	0.20
Non-GAAP NET INCOME PER COMMON SHARE – BASIC (e)	$0.63	$0.43	$2.40	$1.44

GAAP NET INCOME PER COMMON SHARE – DILUTED (b)	$0.51	$0.34	$2.03	$1.16
Add back stock-based compensation and adjustments to tax provision (c) (d)	0.06	0.06	0.12	0.18
Non-GAAP NET INCOME PER COMMON SHARE – DILUTED (f)	$0.57	$0.40	$2.15	$1.34

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE
BASIC –GAAP (g)	47,327	45,017	46,434	43,599
BASIC - Non-GAAP (h)	47,327	45,018	46,434	43,628

DILUTED – GAAP (g)	51,990	48,317	50,094	46,512
DILUTED - Non-GAAP (h)	52,609	48,977	51,930	47,075

(a) Approximately $311 and $36,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP basic net income per common share for the three months and fiscal year ended June 30, 2014, respectively.
(b) Approximately $290 and $34,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP diluted net income per common share for the three months and fiscal year ended June 30, 2014, respectively,.
(c) Amortization of ASC Topic 718 stock-based compensation for the three months and fiscal year ended June 30, 2015 and 2014.
(d) The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 32.6% and 30.1% for the three months and fiscal year ended June 30, 2015, respectively, and 33.6% and 30.6% for the three months and fiscal year ended June 30, 2014, respectively.
(e) Approximately $365 and $42,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP basic net income per common share for the three months and fiscal year ended June 30, 2014, respectively.
(f) Approximately $335 and $39,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP diluted net income per common share for the three months and fiscal year ended June 30, 2014, respectively.
(g) 846 and 29,326 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three months and fiscal year ended June 30, 2014, respectively.
(h) 846 and 29,326 shares of unvested restricted stock awards were included in the determination of Non-GAAP basic and diluted net income per common share for the three months and fiscal year ended June 30, 2014, respectively.

SOURCE: Super Micro Computer, Inc.
Super Micro Computer, Inc.
Howard Hideshima, 408-503-8000
SVP, Chief Financial Officer
ir@supermicro.com
or
Perry G. Hayes
SVP, Investor Relations
ir@supermicro.com
SMCI-F